UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29 , 2005

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2005, AAR CORP. and LaSalle Bank National Association amended their Revolving Loan Agreement dated April 11, 2001.  The amendment extends the facility to July 31, 2006.

Also on March 29, 2005, AAR CORP. and various subsidiaries amended their Credit Agreement with Merrill Lynch Capital.  The amendment extends the commitment expiration date to June 1, 2007 and lowers the interest rate.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	4.6	Amendment No. 9 dated March 29, 2005 to the Revolving Loan Agreement dated April 11, 2001 between Registrant and LaSalle Bank National Association.

	4.8	Amendment No. 3 dated March 29, 2005 to the Credit Agreement dated March 29, 2003 between Registrant and various subsidiaries and Merrill Lynch Capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 31, 2005

AAR CORP.

By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.6	Amendment No. 9 dated March 29, 2005 to the Revolving Loan Agreement dated April 11, 2001 between Registrant and LaSalle Bank National Association (filed herewith).

4.8	Amendment No. 3 dated March 29, 2005 to the Credit Agreement dated March 29, 2003 between Registrant and various subsidiaries and Merrill Lynch Capital (filed herewith).